Exhibit 10.2

AMENDING AGREEMENT

THIS AMENDING AGREEMENT dated effective the 29th day of April, 2011. BETWEEN:

FOCUS CELTIC GOLD CORPORATION, a corporation existing under the laws of the State of Delaware (the "Purchaser")

and

GOLD BAG INC., a corporation existing under the laws of the State of Nevada ("Gold Bag")

and

METALLUM RESOURCES PLC, a company existing under the laws of England and Wales (the "Company")

WHEREAS the parties hereto entered into an acquisition agreement dated February 21, 2011 (the "Acquisition Agreement")  pursuant to which, among other things, the Purchaser agreed to purchase from the Shareholders all of the issued and outstanding shares of the Corporation upon the terms and conditions set forth in the Acquisition Agreement;

AND WHEREAS the parties wish to amend the  Acquisition Agreement in the manner hereinafter provided for;

NOW THEREFORE THIS AGREEMENT WITNESSSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.	Capitalized terms used but not otherwise defined herein shall have the respective meaning ascribed thereto in the Acquisition Agreement.

2.	Subsection 7.1(4) of the Acquisition Agreement is deleted in its entirety and replaced with the following:

"by any Party, if the Closing has not occurred on or before May 31, 2011 or such later date as may be agreed to by the Parties, provided that the right to terminate under this subsection 7.1(4) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Transactions by the Closing Date."

3.	Save and except for the amendments mentioned in Article 2 above, the terms of the AcquisitionAgreement shall remain in full force and effect between the parties and are otherwise unamended.

4.
This agreement shall be governed by and construed in accordance with the laws of the State of Delaware and this agreement shall in all respects be treated as a Delaware contract.  The parties hereto irrevocably attorn to the jurisdiction of the courts of the State of Delaware to resolve any dispute which may arise among them concerning this agreement and the subject matters hereof.

5.
This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one in the same instrument and may be delivered by facsimile or electronic transmission.

[remainder of page intentionally blank]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

FOCUS CELTIC GOLD INC.

By: /s/ Grant R. White
Name: Grant R. White
Title: Chief Executive Officer

I have the authority to bind the Company

METALLUM RESOURCES PLC

  By: /s/ Neill Arthur
  Name: Neill Arthur
  Title: President

I have the authority to bind the Company

GOLD BAG INC.

By: /s/ Grant R. White
Name: Grant R. White
Title: Chief Executive Officer
I have the authority to bind the Company